                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this Registration Statement on Form S-1 of our report dated January 17, 2000, relating to the consolidated financial statements of ImproveNet, Inc., and of our report dated November 24, 1999 relating to the financial statements of Contractor Referral Service, LLC, which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers


San Jose, CA
March 10, 2000